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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):   October 11, 1995.


                   REAL ESTATE INVESTMENT TRUST OF CALIFORNIA
             (Exact name of registrant as specified in its charter)


         California                   1-9639                      95-2565432
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)             Identification No.)


                     12011 San Vicente Boulevard, Suite 707
                          Los Angeles, California 90049
                    (Address of principal executive offices)

                                 (310) 476-7793
                         (Registrant's telephone number)

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ITEM 5.  OTHER EVENTS

     Reference is made to the press release of Registrant, issued on October 11, 1995, which contains information meeting the requirements of this Item 5, and which is incorporated herein by this reference. A copy of the press release is attached to this Form 8-K as Exhibit "A."

     The press release describes the October 11, 1995 signing of an Agreement and Plan of Merger by and among Registrant, Real Estate Investment Trust of Maryland, a Maryland real estate investment trust and BRE Properties, Inc., a Delaware corporation (the "Agreement"), pursuant to which Registrant will redomicile in Maryland and then merge into BRE Properties, Inc., a Delaware corporation ("BRE"). BRE will be the surviving corporation in the merger. Pursuant to the Agreement, at the effective time of the merger, each share of beneficial interest of Registrant, no par value, will be converted into .57 shares of common stock, par value $0.01 of BRE.

     As a condition to the merger, the Registrant will be requried to suspend its Dividend Reinvestment and Stock Purchase Plan (the "Plan"). No shares of Registrant will be issued or sold under the Plan after October 11, 1995, unless a request for purchase of shares is made in accordance with the Plan by a shareholder of Registrant of record as of October 2, 1995 and the request is post marked on or prior to October 11, 1995. Pursuant to the Agreement, the Plan will also be terminated at or prior to the scheduled closing of the merger between BRE and Registrant.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


November 8, 1995                        REAL ESTATE INVESTMENT TRUST OF
                                        CALIFORNIA



                                   By: /s/ Jay W. Pauly
                                      -----------------------------------------
                                      Jay W. Pauly
                                      President and Chief Executive Officer